UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): January 3, 2003


                          MID-POWER SERVICE CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                        2-85602-D                    87-0398403
-----------------               --------------             --------------------
 (State or other                  (Commission                  (IRS Employer
 jurisdiction of                 File Number)               Identification No.)
 incorporation)


             3800 Howard Hughes Parkway
                     Suite 860A
                  Las Vegas, Nevada                                 89109
      ----------------------------------------                  -----------
      (Address of principal executive offices)                   (Zip Code)


                                 (702) 214-3615
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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                              ITEM 5. OTHER EVENTS
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         Mid-Power Service Corporation and Edward Mike Davis have stipulated to the entry of a temporary restraining order preventing Davis from filing a Confession of Judgment for approximately $10.2 million against Mid-Power, transferring properties subject to their Colorado and Wyoming exploration ventures, and transferring the approximately 17.1 million shares of common stock in Mid-Power he holds. The parties are currently engaged in discussions aimed at resolving their disputes.

         The stipulated temporary restraining order will be in place pending the court's hearing on Mid-Power's motion for a preliminary injunction, scheduled for Friday, January 17, 2003, at 3:30 p.m.

         This report contains forward-looking statements. Forward-looking statements are not guarantees of the results of pending litigation, the availability of required funding, Mid-Power's ability to generate substantial revenues, or Mid-Power's ability to continue. Forward-looking statements are subject to risks and uncertainties outside Mid-Power's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Mid-Power's 2002 annual report on Form 10-KSB, as amended, and other SEC reports.


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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MID-POWER SERVICE CORPORATION


Dated:  January 3, 2003                        By: /s/ James W. Scott
                                                  ------------------------------
                                                   James W. Scott, President

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